GEOVIC MINING CORP.

GEOVIC MINING RECEIVES CONDITIONAL APPROVAL FOR
LISTING ON THE TORONTO STOCK EXCHANGE

October 19, 2007 – Geovic Mining Corp. (the “Company”) (TSXV: GMC/GMC.WT/ GMC.WT.A/GMC.WT.B) is pleased to announce that the Toronto Stock Exchange (“TSX”) has conditionally approved the listing of the Common Shares, the Warrants, the Series A Warrants and the Series B Warrants (together, the “Securities”) of the Company. Listing of the Securities is subject to the Company fulfilling all of the requirements of the TSX. The Company expects these requirements to be fulfilled in due course and will issue a news release when final listing approval has been granted by the TSX.

Once listed on the TSX, the Common Shares, the Warrants, the Series A Warrants and the Series B Warrants of the Company will continue to trade under the symbols “GMC”, “GMC.WT”, “GMC.WT.A, and “GMC.WT.B” respectively,.

For more information, please contact:

Vanguard Shareholder Solutions

604.608.0824
866.891.9756
ir@vanguardsolutions.ca

Important Notice:

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of the Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to permitting time lines. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or state that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Geovic Mining to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. Geovic Mining does not undertake any obligation to release publicly any revisions to these forward-looking statements.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.